Exhibit 1.01

MAGNA INTERNATIONAL INC.

CONFLICT MINERALS REPORT

(For the reporting period from January 1, 2017 to December 31, 2017)

SECTION 1: INTRODUCTION

A.  Background

(a) The Conflict Minerals Rule

This Conflict Minerals Report (the “Report”) of Magna International Inc. (referred to as “Magna”, “we”, “us” or “our” in this Report) has been prepared in accordance with  Securities and Exchange Commission’s (“SEC”) Rule 13p-1 (17 CFR 240.13p-1) (the “Rule”) adopted under the Securities and Exchange Act of 1934.The Rule requires SEC registrant companies to disclose the use of “Conflict Minerals” in their products, where such use is “necessary to the functionality or production of a product” manufactured by that company. The Rule defines “Conflict Minerals” as cassiterite, columbite-tantalite, wolframite, gold, and their derivatives, tin, tantalum, tungsten as well as gold (collectively, “3TG minerals” or “3TG”) that originated in the Democratic Republic of the Congo or an adjoining country specified in the Rule (collectively, the “Covered Countries”).

As a registrant with 3TG minerals present in certain of our manufactured products, Magna is required to comply with the Rule, including performing a “reasonable country of origin inquiry” (“RCOI”) into the sources of the 3TG minerals to determine whether any such minerals in our products originated in a Covered Country. The results of our RCOI are detailed in Section 2 of this Report.

(b) Forward-Looking Statements

This Report contains forward-looking statements relating to actions that we may take in the future with respect to our conflict minerals compliance program (the “Program”). Such statements are based on the current expectations of our management and are not promises or guarantees of future performance of such actions. The forward-looking statements represent management’s expectations as of the date of this Report. Subsequent events and developments may cause management’s views to change.

(c) Documents Incorporated by Reference

Unless expressly incorporated by reference in this Report, any documents, third-party materials or references to websites (including Magna’s website) are not incorporated by reference in, or considered a part of, this Report.

B. Company Overview

(a) Our Company

We are a mobility technology company and one of the world’s largest suppliers to the automotive industry with 340 manufacturing operations and 93 product development, engineering and sales centres in 28 countries. We have more than 172,000 entrepreneurial-minded employees dedicated to delivering mobility solutions. These figures include manufacturing operations, product development, engineering and sales centres and employees in certain equity-accounted operations.

(b) Our Products

Our products are designed to meet the requirements and specifications of our automotive customers. Certain of these requirements and specifications entail the use of 3TG minerals. In addition to complete vehicle engineering and contract manufacturing expertise, our product capabilities include producing body, chassis, exterior, roof, powertrain, electronics, mirrors and lighting, mechatronics, and seating systems. A more detailed description of our products can be found on pages 20-25 of our Annual Information Form, which is available on Magna’s corporate website at: http://www.magna.com/investors/financial-reports-public-filings?rpt=annualinfo

(c) Reliance on Supply Chain & Industry-Driven Initiatives

Due to the number and complexity of the products we manufacture, our supply chain consists of a substantial number of suppliers globally, the composition of which changes within each calendar year and from year to year. Moreover, we are generally many tiers removed from the smelters or refiners (“SORs”) of 3TG minerals in our supply chain. We do not, to the best of our knowledge, directly purchase 3TG minerals from any of the Covered Countries. As a downstream consumer of 3TG minerals, Magna must rely on its direct suppliers to gather and report to us information about SORs in the supply chain. Our direct suppliers are similarly reliant upon information provided to them by their own suppliers.

The structure, size and breadth of our supply chain, as well as the fact that a substantial portion of the suppliers in our supply chain are not obligated to file reports with the SEC (including reports under the Rule), makes gathering of complete and accurate conflict minerals information a lengthy and challenging process. In most cases, we do not have meaningful leverage over upstream suppliers or other actors in the supply chain. As a result of these challenges, in addition to our ongoing engagement with our direct production suppliers as part of our Program, we participate in several industry-driven initiatives aimed at increasing awareness of, and participation in, conflict minerals reporting by suppliers.

SECTION 2: REASONABLE COUNTRY OF ORIGIN INQUIRY & CONCLUSION

Magna conducted the following RCOI for the 2017 reporting year:

A.                                    Risk Assessment of Direct Production Suppliers

We conducted a good faith, risk-based assessment (the “Risk Assessment”) of our 7,726 direct production suppliers in 2017 (the “2017 Suppliers”), to identify those suppliers that were reasonably believed to represent the highest risk of supplying products or components to Magna during 2017 that do or may contain 3TG minerals from one or more of the Covered Countries.

The Risk Assessment included: internal assessments by Magna purchasing personnel, engineering personnel and/or materials specialists regarding the likelihood of 3TG minerals content in supplied materials based on the nature of the product itself and information available to Magna in its existing databases, including the International Material Data System (IMDS). Responses received from suppliers in previous reporting years were also considered, but were not necessarily determinative.

Based on the Risk Assessment the 2017 Suppliers were categorized based on the risk that their products supplied to Magna in 2017 contained 3TG minerals, as follows:

•                  4% categorized as “uncertain/undeterminable” risk;

•                  7% categorized as “high”risk, and together with the “uncertain/undeterminable” category considered “in-scope” for 2017 reporting (the “In-Scope Suppliers”); and

•                  89% of 2017 Suppliers were categorized as “low/no” risk , and therefore considered out-of-scope for 2017 reporting (the “Out-of-Scope Suppliers”).

B.                                    Conclusion based on RCOI

Based on the RCOI conducted, we concluded in good faith that during the 2017 calendar year Magna:

i.                  manufactured and/or contracted to manufacture products containing 3TG minerals and determined that the use of such minerals was necessary to the functionality or production of these products; and

ii.               could not exclude the possibility that a portion of the  3TG minerals in the Company’s products originated in one or more Covered Countries (and were not from recycled or scrap sources).

As a result of this conclusion, Magna conducted due diligence activities on the source and chain of custody of these necessary conflict minerals as described in Section 3 of this Report.

SECTION 3: DUE DILIGENCE PROCESS

A.                                    Design of Due Diligence Framework

On the basis of the information obtained as part of our RCOI, we conducted due diligence regarding the source and chain of custody of the 3TG minerals contained in our products. Magna designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold and for tin, tantalum and tungsten (collectively, the “OECD

Guidance”). The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas, which are described below in connection with our Program.

B.                                    Due Diligence Measures Performed

Magna’s due diligence measures for the 2017 reporting year included the following:

a.              Establish Strong Company Management Systems

We previously established and maintain company management systems with regard to conflict minerals reporting, the main elements of which are described below:

i.                 Conflict Minerals Compliance Team & Program

We maintain a cross-functional conflict minerals compliance team (the “CM Compliance Team”), comprised of representatives from Magna’s legal and purchasing departments that is tasked with managing and directing the day-to-day activities of the Program, including monitoring the execution and effectiveness of the Program; overseeing the activities of our Program team members in each region in which we operate; monitoring conflict minerals regulatory developments and evolving industry best practices; and conflict minerals reporting to our automotive customers. The Program, which includes a supply chain system of controls and transparency through the adoption and use of the CMRT (defined in Subsection 3(b) (ii) below), facilitates the transfer of information through the supply chain regarding, among other things: (i) mineral country of origin; (ii) SORs being utilized; and (iii) the identity of new SORs to potentially undergo an audit through the Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict-Free Smelter Program) described below.

ii.             Oversight

The CM Compliance Team periodically reports the status of the Program to designated senior management.

iii.         Policy Statement & Grievance Mechanism

We are committed to working with our supply chain to ensure compliance with the Rule. We previously adopted a policy statement which addresses our commitment to comply with the Rule and the expectations we place on our suppliers with respect to engagement in due diligence of their supply chains, as well as, conflict minerals reporting to us. The policy statement is publicly available on our corporate website at: http://www.magna.com/docs/default-source/corporate-governance/conflict-minerals-policy-statement.pdf.

The policy statement includes a grievance mechanism to facilitate reporting of concerns relating to Magna’s Program through Magna’s confidential and anonymous whistle-blower hotline (the “Hotline”) (www.magnahotline.com). The Hotline is structured such that reports are received and tracked by an independent third-party provider, and communicated to members of the CM Compliance Team for review and appropriate action. To date, we have not received any Hotline reports regarding our Program.

iv.           Records Retention

We have a policy to retain conflict minerals documentation for at least five (5) years from the date of creation.

v.               Supply Chain Engagement

Our Supplier Code of Conduct and Ethics (“Supplier Code”), which outlines our expectations for every company that supplies goods and services to Magna, specifically addresses the reporting obligations of our suppliers to us with respect to conflict minerals.  In addition, Magna’s standard global contract terms and conditions, including our global standard supplier requirements manual, require suppliers to provide information or certification with respect to the origin of their products supplied to Magna. The requirements manual is incorporated by reference into our standard global contract terms and conditions. Purchase orders and other agreements in place with our direct suppliers are, however, typically in force for an extended period of time and we have limited ability to impose: (i) new contract terms, or (ii) other requirements that our suppliers must flow down to their own suppliers.

We also communicated with all direct production suppliers regarding our Program and maintain a dedicated email address (conflict.minerals@magna.com) to facilitate supplier communication with us regarding the Program, including requests for assistance in fulfilling their reporting obligations to Magna.

vi.           Industry Participation & Collaboration

The OECD Guidance encourages participation in industry-driven programs to establish a system of controls over the mineral supply chain which includes either a chain of custody or traceability system.

With respect to initiatives aimed at improving SOR validation, we continue to support the Responsible Minerals Initiative (“RMI”) (formerly the Conflict Free Sourcing Initiative) as a member, as well as through participation in CFSI plenary member conference calls and as a part of its Due Diligence Practice Team. The RMI has designed and manages the RMAP, a process designed to identify the SORs that process 3TG minerals and independently audit those smelters and refiners to validate those that source only conflict-free 3TG minerals. Through our membership, which we view as critical to our Program, we have benefited from access to RCOI and smelter validation data, information regarding sourcing initiatives and regulatory developments, and access to valuable tools and resources which we are able to use to enhance our Program. Through our membership in the RMI, we also support several complementary programs/organizations with which the RMI regularly collaborates to address conflict minerals issues from an industry perspective.

Throughout 2017 we also engaged with and actively participated as a member of several industry associations, particularly the Automotive Industry Action Group (AIAG). The initiatives of the AIAG and its Conflict Minerals Working Group include: efforts to improve supply chain transparency and compliance with the conflict minerals reporting requirements; development of best practices for conducting due diligence, supply chain engagement and reporting; development of common standards and reporting tools; engagement with SORs to promote conflict-free validation programs; and provision of training and awareness. We also provided opportunities for increased supply chain awareness of the conflict mineral reporting requirements and emerging best practices by sponsoring several AIAG industry events.  Magna also actively participates in the Original Equipment Suppliers Association (OESA), including its activities relating to conflict minerals compliance.

b.              Identification and assessment of risks in the supply chain

i.                 Identification of Risks

To identify risks in the supply chain, Magna undertook the following measures:

•                  Conducted the Risk Assessment described in Section 2.A. of this Report.

•                  Communicated at least once with all Out-of-Scope Suppliers advising of their low/no risk rating and directing them to contact us if they believed their rating to be incorrect.

•                  Communicated regularly with all In-Scope Suppliers (as described below).

•                  Ensured changes to our supplier list were captured in our Program.

•                  Reviewed and responded to red flags generated by supplier survey responses, including detailed communication to suppliers of our requirements for addressing the specific red flag(s) generated.

•                  Validated the accuracy and completeness of the SORs identified by In-Scope Suppliers, including by reviewing the list of such SORs against the RMI (members-only access) list of processing facilities which have received a “Conformant” or other designation under the RMAP.

ii.             In-Scope Supplier Due Diligence

Our due diligence efforts were focused primarily on communicating with the In-Scope Suppliers to obtain information with respect to the source and chain of custody of the necessary 3TG minerals in the products they supplied to us.  All In-Scope Suppliers were sent an initial communication package requesting that they complete a survey based on the standardized template originally developed by the RMI known as the “Conflict Minerals Reporting Template” or “CMRT”.  The CMRT was developed to facilitate disclosure and communication of information regarding SORs that provide materials in a company’s supply chain and includes, among other things, questions regarding a supplier’s conflict minerals policy, engagement with its own suppliers, origin of 3TG minerals in its products, and supplier due diligence.

The supplier communication package also included: step-by-step instructions on how to complete each CMRT question; recommendations with regard to implementing or enhancing a supplier’s own conflict minerals program; and details regarding AIAG and other conflict minerals tools and resources available to improve supplier reporting. Our suppliers were requested to obtain completed

CMRTs from their own production suppliers, and encourage those suppliers to cascade the same requirement throughout their supply chain.

In-Scope Suppliers that provided responses in a format other than the CMRT were advised to resubmit their response in the requested format. In-Scope Suppliers that failed to respond at all to Magna were sent several reminders to submit a CMRT by a specified deadline.

iii.         CMRT Review

Magna reviewed the CMRT responses received from In-Scope Suppliers for red flags that would identify inconsistent, incomplete, or inaccurate responses. Responses that triggered select red flags were targeted for priority follow up and those suppliers were sent a request to address and resolve the red flag(s). 59 In-Scope Suppliers were determined as low/no risk through this review process. No supplier indicated that they receive any 3TG minerals from sources that directly or indirectly financed or benefitted armed groups within the meaning of the Rule.

iv.           Efforts to Determine Mine or Location of Origin

As a downstream company, the primary focus of our due diligence on the source and chain of custody of the 3TG minerals in our supply chain was the collection and analysis of the CMRT responses received from our direct production suppliers. As described in this report, we verify the SOR information in the CMRT responses with data obtained from the RMI. We believe this represents the most reasonable effort we can make to determine the mines or locations of origin of any 3TG minerals that may be used in our products, as discussed in Section 4 below.

c.               Design and implement a strategy to respond to identified risks

Magna designed a risk management plan to identify, monitor and mitigate identified risks, the key elements of such plan being:

•                  Based on the red flag review, In-Scope Suppliers whose responses to select CMRT questions were identified as incomplete, inconsistent or inaccurate, were asked to address and resolve the red flag(s) and resubmit their CMRT.

•                  In-Scope Suppliers that did not respond to Magna’s initial survey request were sent follow-up reminders, either directly or through periodic iPCMP system generated notices, requesting that they complete a CMRT.

•                  Suppliers who sent responses to Magna in a format other than the CMRT were asked to resubmit a response using the CMRT.

•                  The CM Compliance Team regularly reviewed a supplier response status dashboard and determined the timing and frequency of supplier follow-up communications.

•                  In order to increase supplier awareness and facilitate compliance with the conflict minerals reporting requirements, Magna’s written communications directed suppliers to visit the RMI website (www.responsiblemineralsinitiative.org) to take advantage of useful resources and tools, training information and guidance documents relating to the completion of the CMRT and conflict minerals reporting in general. In addition, Magna annually sponsors the AIAG’s annual Conflict Minerals Industry Briefing, which is organized to provide an update on industry strategies regarding conflict minerals reporting and due diligence best practices, as well as SOR engagement activities.

d.              Carry out independent third-party audit of SOR due diligence practices

Magna is a downstream consumer of necessary conflict minerals and is several supply chain tiers removed from smelters and refiners which provide minerals and ores. Therefore, Magna does not perform, or direct the performance of, audits of SORs within the supply chain.  As outlined in the OECD Guidance upon which our Program is based, we support the RMI’s cross-industry initiative that audits SORs to identify those facilities that have systems in place to assure sourcing of only conflict-free materials. The data on which we relied for certain statements in this Conflict Minerals Report (including in Appendix I) was obtained using the RCOI report we receive through our membership in the RMI (Unique RMI membership code: MAGN).

e.               Report annually on supply chain due diligence

Magna’s conflict minerals policy states that we will comply with the Rule, which includes filing our Specialized Disclosure Form (Form SD) and the associated Conflict Minerals Report with the SEC (www.edgar.com) and making both documents publicly available on our corporate website (www.magna.com).

We also completed Conflict Minerals Reporting Templates for each of our customers who requested us to do so for the 2017 reporting year, in support of such customers’ reporting obligations under the Rule.

SECTION 4: DETERMINATION

Magna does not, to the best of its knowledge, directly purchase 3TG from any of the Covered Countries. As a downstream consumer of 3TG, Magna must rely on its direct production suppliers to gather information about smelters and refiners in the supply chain. Those direct production suppliers are similarly reliant upon information provided by their suppliers throughout the supply chain. There are generally multiple tiers of suppliers between 3TG SORs and Magna. We have determined that our efforts to seek information about the smelters and refiners in our supply chain through the submission of CMRTs from our suppliers, as well as efforts to determine and improve the accuracy and quality of such submissions, represents the most reasonable effort Magna can make to determine the mines or locations of origin of the necessary conflict minerals in our supply chain.  However, most of the In-Scope Suppliers who responded to us did so at a company level and not a product level.

As a result, despite receiving CMRT responses from In-Scope Suppliers that included SOR names (See Appendix I to this Conflict Minerals Report), such suppliers were unable to accurately report with specificity those facilities that were part of the supply chain for the products or components that were sold to Magna in 2017. Based on the due diligence efforts described in this Report, we are unable to determine the source and chain of custody of the necessary conflict minerals in our products for the 2017 reporting year.

SECTION 5: CONTINUOUS IMPROVEMENT EFFORTS TO MITIGATE RISK

Magna continues to examine ways to improve the response rate and quality of relevant supplier responses in future reporting years and to attempt to mitigate the risk that necessary conflict minerals used in Magna products may benefit armed groups in the Covered Countries, including the following:

•                  Continuing to work with our suppliers to increase the completeness and accuracy of conflict minerals reporting.

•                  Assessing opportunities to provide additional awareness, training, best practices or other assistance to our suppliers with respect to conflict minerals reporting.

•                  Maintaining our support for industry initiatives aimed at improving supply chain transparency, including, through our membership and participation in the AIAG, OESA and other industry associations.

•                  Supporting ongoing SOR audit and validation initiatives, including through our membership and participation in the RMI.

•                  Annually evaluating opportunities to enhance our Program, including by monitoring best practices adopted by peer companies and automotive customers, and those developed by industry organizations.

•                  Continuing to monitor legislative developments regarding conflict-free minerals sourcing or reporting.

APPENDIX I

TO THE 2017 CONFLICT MINERALS REPORT OF

MAGNA INTERNATIONAL INC.

PROCESSING FACILITIES IDENTIFIED IN SUPPLIER CMRT RESPONSES

The following table lists the name and country of the processing facilities identified in supplier CMRT responses to Magna International Inc., as well as the validation status of each processing facility under the RMAP, based on the RMI Standard Smelter List as at May 26, 2018. Facilities included in supplier CMRT responses but identified as “Not Applicable” as a result of not being eligible for the RMAP in the RMI Standard Smelter List have been excluded.

The definition of each RMAP Status used in the tables below can be found at: http://www.responsiblemineralsinitiative.org/members/database-field-definitions/

GOLD

FACILITY NAME	COUNTRY	RMAP STATUS
Abington Reldan Metals, LLC	UNITED STATES	NON-CONFORMANT
Advanced Chemical Company	UNITED STATES	CONFORMANT
Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CONFORMANT
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CONFORMANT
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CONFORMANT
Argor-Heraeus S.A.	SWITZERLAND	CONFORMANT
Asahi Pretec Corp.	JAPAN	CONFORMANT
Asahi Refining Canada Ltd.	CANADA	CONFORMANT
Asahi Refining USA Inc.	UNITED STATES	CONFORMANT
Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	DUE DILIGENCE VETTING PROCESS
AU Traders and Refiners	SOUTH AFRICA	CONFORMANT
Aurubis AG	GERMANY	CONFORMANT
Bangalore Refinery	INDIA	ACTIVE
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILLIPINES	CONFORMANT
Boliden AB	SWEDEN	CONFORMANT
C. Hafner GmbH + Co. KG	GERMANY	CONFORMANT
Caridad	MEXICO	COMMUNICATION SUSPENDED — NOT INTERESTED
CCR Refinery - Glencore Canada Corporation	CANADA	CONFORMANT
Cendres + Metaux S.A.	SWITZERLAND	CONFORMANT

Chimet S.p.A.	ITALY	CONFORMANT
Chugai Mining	JAPAN	IN COMMUNICATION
Daejin Indus Co., Ltd	KOREA	CONFORMANT
Daye Non-Ferrous Metals Mining Ltd.	CHINA	IN COMMUNICATION
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	OUTREACH REQUIRED
Dowa	JAPAN	CONFORMANT
DSC (Do Sung Corporation)	KOREA	CONFORMANT
Eco-System Recycling Co., Ltd.	JAPAN	CONFORMANT
Fidelity Printers and Refiners Ltd.	ZIMBABWE	DUE DILIGENCE VETTING PROCESS
Geib Refining Corporation	UNITED STATES	CONFORMANT
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CONFORMANT
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	OUTREACH REQUIRED
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	OUTREACH REQUIRED
Guangdong Jinding Gold Limited	CHINA	OUTREACH REQUIRED
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	OUTREACH REQUIRED
HeeSung Metal Ltd.	KOREA	CONFORMANT
Heimerle + Meule GmbH	GERMANY	CONFORMANT
Heraeus Metals Hong Kong Ltd.	CHINA	CONFORMANT
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CONFORMANT
Hunan Chenzhou Mining Co., Ltd.	CHINA	OUTREACH REQUIRED
HwaSeong CJ CO., LTD.	KOREA	COMMUNICATION SUSPENDED — NOT INTERESTED
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CONFORMANT
Ishifuku Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Istanbul Gold Refinery	TURKEY	CONFORMANT
Italpreziosi	ITALY	CONFORMANT
Japan Mint	JAPAN	CONFORMANT
Jiangxi Copper Co., Ltd.	CHINA	CONFORMANT
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI DUE DILIGENCE REVIEW — UNABLE TO PROCEED
JSC Uralelectromed	RUSSIAN FEDERATION	CONFORMANT
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CONFORMANT
Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI DUE DILIGENCE REVIEW - UNABLE TO PROCEED
Kazakhmys Smelting LLC	KAZAKHSTAN	IN COMMUNICATION
Kazzinc	KAZAKHSTAN	CONFORMANT
Kennecott Utah Copper LLC	UNITED STATES	CONFORMANT
KGHM Polska Miedz Spolka Akcyjna	POLAND	ACTIVE
Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Korea Zinc Co., Ltd.	KOREA	CONFORMANT
Kyrgyzaltyn JSC	KYRGYZSTAN	CONFORMANT
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	OUTREACH REQUIRED
L’azurde Company For Jewelry	SAUDI ARABIA	RMI DUE DILIGENCE REVIEW — UNABLE TO PROCEED
L’Orfebre S.A.	ANDORRA	ACTIVE
Lingbao Gold Co., Ltd.	CHINA	OUTREACH REQUIRED
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	OUTREACH REQUIRED
LS-NIKKO Copper Inc.	KOREA	CONFORMANT
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	OUTREACH REQUIRED
Marsam Metals	BRAZIL	CONFORMANT
Materion	UNITED STATES	CONFORMANT

Matsuda Sangyo Co., Ltd.	JAPAN	CONFORMANT
Metalor Technologies (Hong Kong) Ltd.	CHINA	CONFORMANT
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CONFORMANT
Metalor Technologies (Suzhou) Ltd.	CHINA	CONFORMANT
Metalor Technologies S.A.	SWITZERLAND	CONFORMANT
Metalor USA Refining Corporation	UNITED STATES	CONFORMANT
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CONFORMANT
Mitsubishi Materials Corporation	JAPAN	CONFORMANT
MMTC-PAMP India Pvt., Ltd.	INDIA	CONFORMANT
Modeltech Sdn Bhd	MALAYSIA	ACTIVE
Morris and Watson	AUSTRALIA	COMMUNICATION SUSPENDED — NOT INTERESTED
Morris and Watson Gold Coast	AUSTRALIA	COMMUNICATION SUSPENDED — NOT INTERESTED
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CONFORMANT
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CONFORMANT
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	OUTREACH REQUIRED
Nihon Material Co., Ltd.	JAPAN	CONFORMANT
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CONFORMANT
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CONFORMANT
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CONFORMANT
PAMP S.A.	SWITZERLAND	CONFORMANT
Pease & Curren	UNITED STATES	OUTREACH REQUIRED
Penglai Penggang Gold Industry Co., Ltd.	CHINA	OUTREACH REQUIRED
Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CONFORMANT
PT Aneka Tambang (Persero) Tbk	INDONESIA	CONFORMANT
PX Precinox S.A.	SWITZERLAND	CONFORMANT
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CONFORMANT
Remondis Argentia B.V.	NETHERLANDS	ACTIVE
Republic Metals Corporation	UNITED STATES	CONFORMANT
Royal Canadian Mint	CANADA	CONFORMANT
Rand Refinery (Pty) Ltd.	UNITED STATES	OUTREACH REQUIRED
SAAMP	FRANCE	CONFORMANT
Safimet S.p.A	ITALY	CONFORMANT
SAFINA A.S.	CZECH REPUBLIC	CONFORMANT
Sai Refinery	INDIA	OUTREACH REQUIRED
Samduck Precious Metals	KOREA	CONFORMANT
SAXONIA Edelmetalle GmbH	GERMANY	CONFORMANT
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CONFORMANT
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CONFORMANT
Singway Technology Co., Ltd.	TAIWAN	CONFORMANT
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CONFORMANT
Solar Applied Materials Technology Corp.	TAIWAN	CONFORMANT
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	OUTREACH REQUIRED
Sudan Gold Refinery	SUDAN	OUTREACH REQUIRED
Sumitomo Metal Mining Co., Ltd.	JAPAN	CONFORMANT
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CONFORMANT
T.C.A S.p.A	ITALY	CONFORMANT
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CONFORMANT

Tokuriki Honten Co., Ltd.	JAPAN	CONFORMANT
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	OUTREACH REQUIRED
Tony Goetz NV	BELGIUM	NON-CONFORMANT
TOO Tau-Ken-Altyn	KAZAKHSTAN	IN COMMUNICATION
Torecom	KOREA	CONFORMANT
Umicore Brasil Ltda.	BRAZIL	CONFORMANT
Umicore Precious Metals Thailand	THAILAND	CONFORMANT
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CONFORMANT
United Precious Metal Refining, Inc.	UNITED STATES	CONFORMANT
Universal Precious Metals Refining Zambia	ZAMBIA	COMMUNICATION SUSPENDED — NOT INTERESTED
Valcambi S.A.	SWITZERLAND	CONFORMANT
Western Australian Mint trading as The Perth Mint	AUSTRALIA	CONFORMANT
Yokohama Metal Co., Ltd	JAPAN	CONFORMANT
Yunnan Copper Industry Co., Ltd.	CHINA	OUTREACH REQUIRED
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CONFORMANT

TANTALUM

FACILITY NAME	COUNTRY	RMAP STATUS
Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CONFORMANT
D Block Metals, LLC	UNITED STATES	CONFORMANT
Exotech Inc.	UNITED STATES	CONFORMANT
FIR Metals & Resource Ltd.	CHINA	CONFORMANT
F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Global Advanced Metals Aizu	JAPAN	CONFORMANT
Global Advanced Metals Boyertown	UNITED STATES	CONFORMANT
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CONFORMANT
H.C. Starck Co., Ltd.	THAILAND	CONFORMANT
H.C. Starck Tantalum and Niobium GmbH	GERMANY	CONFORMANT
H.C. Starck Hermsdorf GmbH	GERMANY	CONFORMANT
H.C. Starck Inc.	UNITED STATES	CONFORMANT
H.C. Starck Ltd.	JAPAN	CONFORMANT
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CONFORMANT
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Jiangxi Tuohong New Raw Material	CHINA	CONFORMANT
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Jiujiang Tanbre Co., Ltd.	CHINA	CONFORMANT
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
KEMET Blue Metals	MEXICO	CONFORMANT
KEMET Blue Powder	UNITED STATES	CONFORMANT
LSM Brasil S.A.	BRAZIL	CONFORMANT
Metallurgical Products India Pvt., Ltd.	INDIA	CONFORMANT
Mitsui Mining & Smelting Co., Ltd.	JAPAN	CONFORMANT
NPM Silmet A.S.	ESTONIA	CONFORMANT
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CONFORMANT
Power Resources Ltd.	MACEDONIA	CONFORMANT

Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
QuantumClean	UNITED STATES	CONFORMANT
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CONFORMANT
Taki Chemical Co., Ltd.	JAPAN	CONFORMANT
Telex Metals	UNITED STATES	CONFORMANT
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CONFORMANT
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CONFORMANT

TIN

FACILITY NAME	COUNTRY	RMAP STATUS
Alpha	UNITED STATES	CONFORMANT
An Vinh Joint Stock Mineral Processing Company	VIETNAM	OUTREACH REQUIRED
China Tin Group Co., Ltd.	CHINA	CONFORMANT
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
CNMC (Guangxi) PGMA Co., Ltd.	CHINA	COMMUNICATION SUSPENDED — TEMPORARILY CEASED OPERATIONS
CV Ayi Jaya	INDONESIA	CONFORMANT
CV Gita Pesona	INDONESIA	CONFORMANT
CV United Smelting	INDONESIA	CONFORMANT
CV Venus Inti Perkasa	INDONESIA	CONFORMANT
Dowa	JAPAN	CONFORMANT
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	NON-CONFORMANT
EM Vinto	BOLIVIA	CONFORMANT
Estanho de Rondonia S.A.	BRAZIL	OUTREACH REQUIRED
Fenix Metals	POLAND	CONFORMANT
Gejiu Jinye Mineral Company	CHINA	CONFORMANT
Gejiu Kai Meng Industry and Trade LLC	CHINA	CONFORMANT
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CONFORMANT
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	IN COMMUNICATION
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CONFORMANT
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Huichang Jinshunda Tin Co., Ltd.	CHINA	CONFORMANT
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CONFORMANT
Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Melt Metais e Ligas S.A.	BRAZIL	CONFORMANT
Metallic Resources, Inc.	UNITED STATES	CONFORMANT
Mineração Taboca S.A.	BRAZIL	CONFORMANT
Minsur	PERÚ	CONFORMANT
Modeltech Sdn Bhd	MALAYSIA	ACTIVE
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	OUTREACH REQUIRED
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Operaciones Metalurgical S.A.	BOLIVIA	CONFORMANT
PT Aries Kencana Sejahtera	INDONESIA	CONFORMANT
PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
PT ATD Makmur Mandiri Jaya	INDONESIA	CONFORMANT
PT Babel Inti Perkasa	INDONESIA	CONFORMANT

PT Bangka Prima Tin	INDONESIA	CONFORMANT
PT Bangka Tin Industry	INDONESIA	CONFORMANT
PT Belitung Industri Sejahtera	INDONESIA	CONFORMANT
PT Bukit Timah	INDONESIA	CONFORMANT
PT DS Jaya Abadi	INDONESIA	CONFORMANT
PT Eunindo Usaha Mandiri	INDONESIA	CONFORMANT
PT Inti Stania Prima	INDONESIA	CONFORMANT
PT Karimun Mining	INDONESIA	CONFORMANT
PT Kijang Jaya Mandiri	INDONESIA	CONFORMANT
PT Lautan Harmonis Sejahtera	INDONESIA	CONFORMANT
PT Menara Cipta Mulia	INDONESIA	CONFORMANT
PT Mitra Stania Prima	INDONESIA	CONFORMANT
PT Panca Mega Persada	INDONESIA	CONFORMANT
PT Prima Timah Utama	INDONESIA	CONFORMANT
PT Rajehan Ariq	INDONESIA	CONFORMANT
PT Refined Bangka Tin	INDONESIA	CONFORMANT
PT Sariwiguna Binasentosa	INDONESIA	CONFORMANT
PT Stanindo Inti Perkasa	INDONESIA	CONFORMANT
PT Sukses Inti Makmur	INDONESIA	CONFORMANT
PT Sumber Jaya Indah	INDONESIA	CONFORMANT
PT Timah (Persero) Tbk Kundur	INDONESIA	CONFORMANT
PT Timah (Persero) Tbk Mentok	INDONESIA	CONFORMANT
PT Tinindo Inter Nusa	INDONESIA	CONFORMANT
PT Tommy Utama	INDONESIA	CONFORMANT
Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Rui Da Hung	TAIWAN	CONFORMANT
Soft Metais Ltda.	BRAZIL	CONFORMANT
Super Ligas	BRAZIL	OUTREACH REQUIRED
Thaisarco	THAILAND	CONFORMANT
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	OUTREACH REQUIRED
White Solder Metalurgia e Mineração Ltda.	BRAZIL	CONFORMANT
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Yunnan Tin Company Limited	CHINA	CONFORMANT

TUNGSTEN

FACILITY NAME	COUNTRY	RMAP STATUS
A.L.M.T. Tungsten Corp.	JAPAN	CONFORMANT
ACL Metais Eireli	BRAZIL	CONFORMANT
Asia Tungsten Products Vietnam Ltd.	VIETNAM	CONFORMANT
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CONFORMANT
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	NON-CONFORMANT
Global Tungsten & Powders Corp.	UNITED STATES	CONFORMANT
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CONFORMANT
H.C. Starck Tungsten GmbH	GERMANY	CONFORMANT
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CONFORMANT
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CONFORMANT
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Hunan Litian Tungsten Industry Co., Ltd.	CHINA	NON-CONFORMANT
Hydrometallurg, JSC	RUSSIAN FEDERATION	CONFORMANT
Japan New Metals Co., Ltd.	JAPAN	CONFORMANT
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	OUTREACH REQUIRED
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CONFORMANT
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	COMMUNICATION SUSPENDED — NOT INTERESTED

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CONFORMANT
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CONFORMANT
Kennametal Fallon	UNITED STATES	CONFORMANT
Kennametal Huntsville	UNITED STATES	CONFORMANT
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CONFORMANT
Moliren Ltd.	RUSSIAN FEDERATION	CONFORMANT
Niagara Refining LLC	UNITED STATES	CONFORMANT
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CONFORMANT
Philippine Chuangxin Industrial Co., Inc.	PHILLIPINES	CONFORMANT
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CONFORMANT
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CONFORMANT
Unecha Refractory metals plant	RUSSIAN FEDERATION	CONFORMANT
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CONFORMANT
Wolfram Bergbau und Hütten AG	AUSTRIA	CONFORMANT
Woltech Korea Co., Ltd.	KOREA	CONFORMANT
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CONFORMANT
Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CONFORMANT
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CONFORMANT